Exhibit 99.1

/ News Release

NATIONAL PENN ANNOUNCES STOCK REPURCHASE PROGRAM
AND EXPENSE REDUCTION INITIATIVES

Company Release - December 20, 2013

•	Board of Directors authorized the repurchase of up to 5% of outstanding shares in 2014.

•	Fourth quarter 2013 results to include a charge of approximately three cents per share related to expense reduction initiatives.

BOYERTOWN, PA., December 20, 2013 -- National Penn Bancshares, Inc. (Nasdaq: NPBC) announced today that its Board of Directors authorized the repurchase of up to five percent (5%) of the outstanding shares of National Penn during 2014.

“The strength of our balance sheet and the strong internal generation of capital allow us to continue to return capital to our shareholders,” said Scott V. Fainor, president and CEO of National Penn. “We have managed capital in 2012 and 2013 through a strong dividend payout, common stock repurchase and redemption of higher-cost trust preferred stock.”

Stock repurchases may be made by National Penn from time to time in various ways including in open market or negotiated transactions, subject to any applicable regulatory reviews and/or requirements and in accordance with federal securities laws. Stock repurchases, and the amount and timing of any repurchases, will be dependent on factors including the company’s capital position and needs, market conditions, and other capital management objectives and opportunities.

Additionally, National Penn announced that a non-recurring charge of approximately three cents ($0.03) per diluted share will be included in the fourth quarter 2013 financial results. The charge is a result of previously discussed strategic actions involving the rationalization of the current expense base, including the consolidation of both branches and administrative facilities.

Scott V. Fainor stated, “Although National Penn’s efficiency ratio has been very consistent and better than most of our peers, the current interest rate environment requires us to reduce expenses. We expect these expense reductions to offset this charge in a short time frame.”

Media / Investor / Shareholder Contact:    Michelle H. Debkowski, Investor Relations
(610) 369-6461 or michelle.debkowski@nationalpenn.com
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About National Penn Bancshares, Inc.:

National Penn Bancshares, Inc., with approximately $8.4 billion in assets, is a bank holding company based in Pennsylvania.  Headquartered in Boyertown, National Penn Bank operates 120 branch offices comprising 119 branches in Pennsylvania and one branch in Maryland.

National Penn’s financial services affiliates are National Penn Wealth Management, N.A., including its National Penn Investors Trust Company division; National Penn Capital Advisors, Inc.; Institutional Advisors LLC; and National Penn Insurance Services Group, Inc., including its Higgins Insurance and Caruso Benefits Group divisions.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol “NPBC”. Please visit our Web site at www.nationalpennbancshares.com  to see our regularly posted material information.

Cautionary Statement Regarding Forward-Looking Information:

This release contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” ”could,” “plan,’’ “goal,” “potential,” “pro forma,” “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries. National Penn cautions readers not to place undue reliance on these statements.

National Penn’s business and operations are subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: difficult conditions in the capital markets and the economy generally, regulatory requirements or other actions mandated by National Penn’s regulators, recent and ongoing changes to the state and federal regulatory schemes under which National Penn and other financial services companies operate (including the Dodd-Frank Act and regulations adopted or to be adopted to implement that Act), delayed improvement in the credit quality of loans, the effect of credit risk exposure, the ability to strategically manage our capital position and to raise capital, allowance for loan losses may prove inadequate, variations in interest rates, unanticipated costs from our corporate relocation plan, the geographic concentration of National Penn’s operations, declines in the value of National Penn’s assets and the effect of any resulting impairment charges, competition for personnel and from other financial institutions, interruptions or breaches of National Penn’s security systems, the development and maintenance of National Penn’s information technology, potential dilution of National Penn’s shareholders, the ability of National Penn and its subsidiaries to pay dividends, severe weather and natural disasters, and the nature and frequency of litigation and other similar proceedings to which National Penn may be a party . These risks and others are described in greater detail in National Penn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as in National Penn’s Quarterly Reports on Form 10-Q and other documents filed by National Penn with the SEC after the date thereof. National Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

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